Consent of Independent Auditor

We hereby consent to the incorporation in this Registration Statement on Form F-10 (the “F-10”) of The Flowr Corporation of our report, dated June 7, 2019, on the combined and consolidated financial statements of Holigen Holdings Limited, which comprise the combined and consolidated statements of financial position as at December 31, 2018 and December 31, 2017 and the combined and consolidated statements of comprehensive loss, changes in shareholders’ (deficit) equity and cash flows for the year ended December 31, 2018 and the period from formation on July 21, 2017 to December 31, 2017, and notes to the combined and consolidated financial statements, including a summary of significant accounting policies appearing in Appendix “B” of the prospectus contained this Registration Statement being filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the heading “Interest of Experts” in the prospectus contained in the F-10.

Toronto, Ontario
July 12, 2019

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Ontario